As filed with the Securities and Exchange Commission on August 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ESPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1870780 (I.R.S. Employer Identification No.)

Esperion Therapeutics, Inc.

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

(Address of Principal Executive Offices)

Amended and Restated Esperion Therapeutics, Inc. 2013 Stock Option and Incentive Plan

(Full Title of the Plans)

Tim M. Mayleben

President and Chief Executive Officer

Esperion Therapeutics, Inc.

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

(Name and Address of Agent For Service)

(734) 887-3903

(Telephone Number, Including Area Code, of Agent For Service)

Copy  to:

Mitchell S. Bloom, Esq.

Arthur R. McGivern, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	923,622 shares(3)	$62.69	$57,901,863.18	$6,728.20

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Registrant’s Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the Nasdaq Global Market, on  August 3, 2015.

(3)         The Plan authorizes the issuance of a maximum of 2,975,000 shares of common stock.  This Registration Statement registers 923,622 shares of common stock authorized for issuance pursuant to the amendment and restatement of the Plan that occurred on May 14, 2015, which is in addition to the shares of common stock registered under the Plan on (i) a registration statement on Form S-8 (File No. 333- 201378) filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2015, (ii) a registration statement on Form S-8 (File No. 333-194536) filed with the Commission on March 13, 2014, and (iii) a registration statement on Form S-8 (File No. 333-189738) filed with the Commission on July 1, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 923,622 shares of Common Stock under the Registrant’s Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”) pursuant to the amendment and restatement of the Plan, which occurred on May 14, 2015. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-189738) on July 1, 2013, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-189738) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                 Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 6th day of August, 2015.

ESPERION THERAPEUTICS, INC.

By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Esperion Therapeutics, Inc., hereby severally constitute and appoint Tim M. Mayleben and Richard B. Bartram, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Tim M. Mayleben	President, Chief Executive Officer and Director (Principal	August 6, 2015
Tim M. Mayleben	Executive Officer and Principal Financial Officer)

/s/ Richard B. Bartram	Vice President, Finance	August 6, 2015
Richard B. Bartram	(Principal Accounting Officer)

/s/ Scott Braunstein, M.D.	Director	August 6, 2015
Scott Braunstein, M.D.

/s/ Patrick Enright	Director	August 6, 2015
Patrick Enright

/s/ Dov A. Goldstein, M.D.	Director	August 6, 2015
Dov A. Goldstein, M.D.

/s/ Antonio M. Gotto, Jr., M.D., D.Phil	Director	August 6, 2015
Antonio M. Gotto, Jr., M.D., D.Phil

/s/ Daniel Janney	Director	August 6, 2015
Daniel Janney

/s/ Mark E. McGovern, M.D.	Director	August 6, 2015
Mark E. McGovern, M.D.

/s/ Roger S. Newton, Ph.D., FAHA	Chief Scientific Officer, Director and Executive Chairman	August 6, 2015
Roger S. Newton, Ph.D., FAHA

/s/ Gilbert Omenn, M.D., Ph.D.	Director	August 6, 2015
Gilbert Omenn, M.D., Ph.D.

/s/ Nicole Vitullo	Director	August 6, 2015
Nicole Vitullo

EXHIBIT INDEX

Exhibit No.		Description
4.1		Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on June 12, 2013.
4.2

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on June 12, 2013.

4.3		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on June 7, 2013.
4.4

Form of Warrant to Purchase Preferred Stock dated September 4, 2012 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on May 14, 2013.

4.5

Investor Rights Agreement by and between the Registrant and certain of its stockholders dated April 28, 2008 (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on May 14, 2013.

4.6

Amendment No. 1 to Investor Rights Agreement by and between the Registrant and certain of its stockholders dated April 11, 2013 (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on May 14, 2013.

4.7

Registration Rights and Securityholder Agreement by and between the Registrant and Pfizer Inc. dated April 28, 2008 (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595)) filed on May 14, 2013.

5.1	*	Opinion of Goodwin Procter LLP
23.1	*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney (included on signature page)
99.1

Amended and Restated 2013 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 1, 2015).

*                                         Filed herewith.